AMENDED AND RESTATED

C-COR Electronics, Inc. ("Borrower") has requested Mellon Bank, N.A. ("Bank") to make loans (the "Loans") to Borrower from time to time during the period set forth below (the "Commitment Period") in an aggregate principal amount outstanding at any one time not to exceed Bank's commitment set forth below (the "Commitment Amount") and, subject to the terms and conditions set forth herein and in the Note and the other Credit Documents (hereinafter defined) and, relying upon the representations and warranties herein and therein set forth, Bank is willing to make such Loans.

Commitment Period:   From the date hereof to but not including November 1, 1997.

Commitment Amount: The lesser of (i) $23,000,000.00 or (ii) the sum of 80% of Eligible Accounts (as hereinafter defined) and 20% of Eligible Inventory (as hereinafter defined).

Within the limits of time and amount set forth above and subject to the terms and conditions set forth herein and in the Note and the other Credit Documents, Borrower may borrow, repay and reborrow hereunder. Borrower may at any time or from time to time reduce the Commitment Amount to an amount not less than the sum of the unpaid principal amount of the Loans then outstanding plus the principal amount of all Loans not yet made as to which notice has been given by Borrower under Section 2 hereof, by providing not less than five days' prior written notice (which notice shall be irrevocable) to such effect to Bank. If Bank allows Loans above the Commitment Amount, all the terms and conditions set forth herein and in the Note and the other Credit Documents will apply to such Loans.

The obligation of Borrower to repay the Loans, to pay interest thereon and to pay fees, if any, with respect to the Commitment Amount shall be evidenced by one or more promissory notes, note and security agreements, letter of credit applications, or other instruments or documents (collectively, the "Note"), which together with this Agreement, including any Supplement hereto, and any security agreements, instruments and other documents executed by Borrower in connection herewith are sometimes referred to herein as the "Credit Documents".

In consideration of the foregoing and intending to be legally bound, Borrower agrees with Bank as follows:

1. Representations and Warranties. In addition to the representations and warranties contained in the Note and any other Credit Documents, Borrower hereby makes the following representations and warranties which shall be true and correct on the date hereof and shall continue to be true and correct at the time of the creation of any of the Loans and until the Loans shall have been paid in full, or if there are no Loans outstanding so long as the Commitment Period has not expired:

    (a) Organization-Corporation and Partnership. If Borrower is a corporation or a partnership, Borrower is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which Borrower is incorporated or was formed; Borrower has the power and authority to own its properties and assets, to carry on its businesses as now being conducted and is qualified to do business in every jurisdiction in which it is required to qualify to do business.

    (b) Validity and Binding Nature. Borrower has the power to execute, deliver, and perform this Agreement, the Note and all other Credit Documents, and when executed and delivered, this Agreement, the Note and all other Credit Documents will be valid and binding obligations of Borrower, enforceable in accordance with their terms; provided, however, that this representation with respect to enforceability is limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors' rights.

    (c) Due Authorization-Corporation and Partnership. The execution, delivery and performance of this Agreement, the Note and all other Credit Documents have been duly authorized by all corporate or partnership action required for the lawful creation and issuance and performance thereof and will not violate any provision of law, any order of any court or governmental agency, the charter documents and by-laws of, or partnership agreement of Borrower.

 (d) Conflicting Instruments. The execution, delivery and performance of this Agreement, the Note and all other Credit Documents will not violate any provisions of any indenture, agreement, or other instrument to which Borrower or any of Borrower's properties or assets are bound, and will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower.

 (e) Authorization and Consents. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary to the valid execution, delivery and performance of this Agreement, the Note or any other Credit Document.

 (f) Financial Condition. The most recent financial statements of Borrower delivered to the Bank are true and correct and represent fairly its financial position as of the date thereof; and the results of its operations for the period or periods indicated; and show all known liabilities, direct or contingent, of Borrower as of the date thereof. Since the date of such financial statements, there has been no material adverse change in the condition, financial or otherwise, of Borrower or in the operations, business, prospects or properties of Borrower and, since such date, Borrower has not incurred, other than in the ordinary course of business, any indebtedness, liabilities, obligations or commitments, contingent or otherwise, other than indebtedness created hereunder.

 (g) Compliance with Laws. Neither the Borrower nor any subsidiary is in violation of or subject to any contingent liability on account of any law or any order or regulation issued by any court or governmental authority, state or federal, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), any applicable occupational and health or safety law, environmental protection or pollution control law or hazardous waste or toxic substances management, handling or disposal law.

 (h) Litigation. Except as previously disclosed in writing to Bank prior to the date of this Agreement, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or to the knowledge of Borrower, threatened by or against or affecting Borrower or any of the properties or rights of Borrower which, if adversely determined, would impair the right of Borrower to carry on its business substantially as now conducted or would adversely affect the financial condition, business or operations of Borrower.

 (i) Misrepresentation. Neither this Agreement, the Note, the other Credit Documents, nor any other document, statement, financial statement, or certificate furnished to Bank by or on behalf of Borrower in connection herewith, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading and, insofar as Borrower can now foresee, there is no event or condition which may in the future materially adversely affect the financial condition, operations, or properties of Borrower which has not been set forth in this Agreement or in a document, statement, financial statement, or certificate furnished to Bank in connection herewith.

2. Conditions. The obligation of Bank to make any Loan hereunder is subject to the performance by Borrower of its obligations to be performed hereunder and under the Note and the other Credit Documents on or before the date of such Loan and to the satisfaction of the following further conditions:

    (a) The representations and warranties contained herein, in the Note and in the other Credit Documents shall be true on and as of the date of each Loan hereunder with the same effect as though made on and as of each such date; on each such date no "Event of Default" under and as defined in the Note and no event, act or condition which with notice or the passage of time or both would constitute such an Event of Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan to be made on such date; and any request for borrowing under Section 2.(b) below shall constitute a certification by Borrower to both such effects.

    (b) Borrower shall have provided Bank with written notice (or telephonic notice confirmed in writing) of the proposed Loan specifying the principal amount thereof and the proposed date thereof, which notice shall be received by Bank at its designated office no later than 1:00 p.m., local time at the place where the proposed Loan is to be payable, on the date (which shall be a day on which Bank is opened for business ) of such proposed Loan. Such notice shall contain a certification as to the amounts of the then current Eligible Accounts and Eligible Inventory. In the event Bank receives telephonic notice, Bank may act in reliance upon such telephonic notice, provided Bank has acted in good faith.

 (c) The conditions, if any, specified in any Supplement hereto and in the Note or any Credit Document shall have been met to the satisfaction of Bank.

 (d) All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to Bank and Bank shall have received all such counterpart originals or certified or other copies of such documents and records of proceedings in connection with such transactions, in form and substance satisfactory to Bank, as Bank may from time to time request.

 3. General Covenants. In addition to the covenants contained in the Note and the other Credit Documents, Borrower hereby covenants and agrees that, so long as any of the Loans are outstanding, or if there are no Loans outstanding so long as the Commitment Period has not expired, Borrower shall, except as Bank may otherwise agree in Writing:

     (a) Financial Statements-Annual. Furnish to Bank, within 90 days after the end of each fiscal year of Borrower, a financial statement of Borrower's profit and loss and surplus for such fiscal year and a balance sheet as of the end of such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and audited by an independent certified public accountant not unsatisfactory to Bank.


     (b) Accounts Receivable and Inventory Reporting. Furnish to Bank, on or before the 45 day of each calendar month, a report, as at the end of the preceding calendar month, containing Borrower's account receivable aging and a description of raw material and finished goods inventory, including a listing of Eligible Accounts and Eligible Inventory, all in reasonable detail and in form and content satisfactory to Bank.

     (c) Financial Statements-Other. Furnish to Bank each financial statement required to be delivered to Bank by any supplement, addendum or amendment hereto, and such other information concerning the financial or business affairs of Borrower as may be requested by Bank from time to time.

     (d) Property. Maintain and keep all its property in good repair, working order and condition and make or cause to be made all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that the efficiency of all such properties shall at all times be properly preserved and maintained.

     (e) Taxes and Assessments. Duly pay and discharge all taxes, assessments and governmental charges levied upon or assessed against it or against its properties or income prior to the date on which penalties are attached thereto, unless and except to the extent only that such taxes, assessments and charges shall be contested in good faith and by appropriate proceedings diligently conducted by Borrower (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) and provided that such reserve or their appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

     (f) Litigation. Promptly give notice in writing to Bank of the occurrence of any material litigation, arbitration or governmental proceeding affecting Borrower, and of any governmental investigation or labor dispute pending or, to the knowledge of Borrower, threatened which could reasonably be expected to interfere substantially with normal operations of the business of Borrower or materially adversely, affect the financial condition, business, or operations of Borrower.

 (g) Books and Records. Maintain and keep proper records and books of account in conformance with generally accepted accounting principles applied on a consistent basis in which full, true and correct entries shall be made of all its dealings and business affairs.

 (h) Access to Properties, Books and Records. Permit any of the officers, employees or representatives of Bank to visit and inspect any of the properties of Borrower and to examine its books and records and discuss the affairs, finances and accounts of Borrower with representatives thereof, during normal business hours, and as often as Bank may request.

 (i) Financial Information-Guarantors. Cause any third party guarantor of the Loans to submit annually or at any time there is a material change in their financial position, personal or business financial statements containing such financial information as may be requested by Bank from time to time.

j) Other Obligations. Maintain all obligations of Borrower in whatsoever manner incurred, including but not limited to obligations for borrowed money or for services or goods purchased by Borrower, in a current status.

 (k) Continuance of Business. Not engage in any line of business other than those in which it is actively engaged in on the date hereof.

 (l) Compliance with Laws. Comply, and shall cause any subsidiary to comply, with all laws, and all regulations or orders, issued pursuant thereto, including but not limited to ERISA, the Code, any applicable occupational, and health or safety law, environmental protection or pollution control law or hazardous waste or toxic substances management, handling or disposal law.

 (m) Sale of Assets. Except for sales or other dispositions of inventory in the ordinary course of business, not sell, lease, transfer, or otherwise dispose of in a single transaction, or a series of related transactions, all or a substantial part of the property and assets of Borrower, whether now owned or hereafter acquired, to any person, firm or corporation.

 (n) Acquisition of Assets. Not purchase or otherwise acquire all or substantially all of the operating assets of any other person, firm or corporation and, if Borrower is a corporation, not merge or consolidate with or into any other person, firm or corporation, or permit any other person, firm or corporation to merge with or into it, or acquire all or substantially all of the property or assets of any other person, firm or corporation.

 (o) Selling Accounts Receivable. Not sell, assign or discount any of its accounts receivable or any promissory note held by it, with or without recourse, other than the discount of such receivables or notes in the ordinary course of business for collection.

 (p) Payments on Outstanding Stock. Pursuant to or in contemplation of termination, liquidation, dissolution or winding up of Borrower, not purchase, redeem or retire or make any dividend on or distribution on account of, if Borrower is a corporation, any shares of the capital stock of Borrower or if Borrower is a partnership, any capital account of any partner of such partnership.

(q) Affiliated Entities. Not establish any partnership, subsidiary, corporation, joint venture or other form of business combination.

 (r) Insurance. Keep all insurable property, real and personal, now owned or hereafter acquired, insured at all times against loss or damage by fire and extended coverage risks and other hazards of the kinds customarily insured against and in amounts customarily carried by businesses engaged in comparable businesses and comparably situated: effect all such insurance under valid and enforceable policies issued by insurers of recognized responsibility not unacceptable to Bank; and, promptly from time to time upon request of Bank, deliver to Bank a summary schedule indicating all insurance then in effect.

 (s) Investments. Not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person, firm or corporation or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America, certificates of deposit issued by a bank or trust company, organized under the laws of the United States, or any state thereof, or marketable securities which are publicly traded on a nationally recognized market.

(t) Patents. Preserve and protect its patents, franchises, licenses, trademarks, trademark rights, tradenames, tradename rights, and copyrights used or useful in the conduct of its business.

u) Guarantees and Contingencies. Not endorse, assume, guarantee, become surety for, or otherwise become or remain liable in connection with the obligations of any person, firm or corporation, except Borrower may endorse negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of its business.

 v) Transactions with Affiliates. Not enter into any transaction, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any person, firm or corporation affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with any other person, firm or corporation not affiliated with Borrower.

w) Modifications to Other Agreements. Not amend or modify any existing agreement with any person, firm or corporation in any manner materially adverse to Borrower.

x) Notice of Event of Default. Promptly give notice in writing to Bank of the occurrence of any Event of Default under and as defined in the Note, and of any condition, event, act or omission which, with the giving of notice or the lapse of time or both, would constitute such an Event of Default.

General Provisions.

 a) Waivers. The provisions of this Agreement may from time to time be waived in writing by Bank in its sole discretion. Any such waiver of any kind on the part of Bank of any breach or default under this Agreement or any waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent set forth in such writing. No delay by Bank in exercising any right or remedy hereunder shall operate as a waiver thereof

b) Financial Covenants. Compliance or non-compliance with all financial covenants of Borrower contained herein, or in any supplement, addendum or amendment hereto, shall be determined in accordance with generally accepted accounting principles applied on a consistent basis. All financial statements of Borrower required to be delivered to Bank hereby, or by any written supplement now or hereafter executed by Borrower in which reference to this Agreement is made, shall be prepared on the basis of generally accepted accounting principles applied on a consistent basis.

 (c) Binding Nature. The rights and privileges of Bank contained in this Agreement shall inure to the benefit of its successors and assigns, and the duties of Borrower shall bind all heirs, personal representatives, successors, and assigns. "Borrower" refers individually and collectively to all signers of this Agreement, including, in the case of any partnership, all general partners of such partnership individually and collectively, whether or not such partners sign below. Each of the signers shall be jointly and severally bound by the terms hereof, and, with respect to any partnership executing this Agreement, each general partner shall be bound hereby both in such general partner's individual and partnership capacities.

  (d) Governing Law. Time of performance hereunder is of the essence of this Agreement. This Agreement and any written supplement hereto executed by Borrower in which reference to this Agreement is made shall in all respects be governed by the laws of the state where the Note is payable (except to the extent that federal law governs).

  (e) Severability. If any provision hereof shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of it. The descriptive headings hereof are for convenience only and shall not in any way affect the meaning or construction of any provision hereof.

 (f) Definitions. i) "Eligible Accounts" shall be defined as trade accounts receivable created or acquired by Borrower in the ordinary course of business which are and at all times continue to be acceptable to Bank and in which Bank has a Prior Security Interest at all times. Standards of acceptability shall be fixed and may be revised from time to time solely by Bank in its exclusive judgment.

 ii) "Eligible Inventory" shall be defined as Borrower's inventory, excluding work in process, of saleable raw materials and finished goods manufactured or acquired by Borrower in the ordinary course of business, in its sole possession or control, stored in a location or locations and in a manner acceptable to Bank. valued at the lower of cost or market value, which inventory is and at all times continues to be acceptable to Bank and in which Bank has a Prior Security Interest at all times. Standards of acceptability shall be fixed and may be revised from time to time solely by Bank in its exclusive judgment.

iii) "Prior Security Interest" shall be defined as an enforceable, perfected security interest (under the Uniform Commercial Code), which interest is senior and prior to all liens (including without limitation all security interests, pledges, bailments, leases, mortgages, conditional sales and title retention agreements, charges, claims, encumbrances, judgments, levies and all other types of liens whatsoever).

 5. Loans Above Commitment Amount. Notwithstanding any other provision of this Agreement, the Note or the other Credit Documents, if, in Bank's sole determination, the principal balance of the Loans hereunder shall at any time exceed the Commitment Amount, Borrower shall pay such excess to Bank on demand.

6. Special Covenants. In addition to the covenants contained herein and in the Note and the other Credit Documents, Borrower hereby agrees that, so long as any of the Loans are outstanding, or if there are no Loans outstanding so long as the Commitment Period has not expired, Borrower shall, except as Bank may grant its prior written consent, comply with the special provisions or covenants set forth in any written supplement, now or hereafter executed by Borrower, in which reference to this Agreement is made.

Attest:
Joseph E. Zavacky
(Corporate Seal)

C-COR Electronics, Inc.
By:  Chris A. Miller
Title:  Vice President - Finance
Address for Notices to Undersigned:
60 Decibel Road
State College, PA  16801

Mellon Bank, N.A.
By:  John A. Rodgers
Address for Notices to Bank:
Mellon Bank, N.A.
Attn: Middle Market Banking
P.O. Box 19
State College, PA  16804-0019